EXHIBIT 5


                           ROBERT BRANTL, ESQ.
                            322 Fourth Street
                           Brooklyn, NY 11215
                              718-768-6045

April 4, 2005

GreenWorks Corporation
111 Howard Street, Suite 108
Mt. Arlington, NJ 07856

Gentlemen:

With reference to the Registration Statement on Form S-8 which GreenWorks Corporation proposes to file with the Securities and Exchange Commission registering 5,000,000 common shares which may be offered and sold by GreenWorks Corporation under the 2005 Stock Incentive Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                               Yours,

                                               /s/ Robert Brantl
                                               ----------------------
                                               Robert Brantl